                                                        EXHIBIT 23(a)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated February 13, 1996, relating to the financial statements of Titan Wheel International, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

St. Louis, Missouri
March 4, 1997